ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Third Quarter 2019 Financial Results October 23, 2019 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Third Quarter 2019 Highlights

Earnings	▪ Net income of $44.0 million, compared to $47.1 million in 3Q18 and $48.3 million in 2Q19. ▪ Earnings per share of $0.34, ROAA of 0.99% and ROATCE[1] of 10.43%. ▪ Adjusted net income[1] and adjusted earnings per share[1] were $44.2 million and $0.34, respectively, which reflects the impact of non-routine items, primarily merger expenses.
Revenue	▪ Operating revenue[1] of $194.8 million, up 59.6% from 3Q18 and rising 1.2% from 2Q19. ▪ Net Interest Income of $160.2 million, up 63.3% from 3Q18 and flat from 2Q19. 3Q19 operating revenue reflected stable underlying trends driven by flat earning assets that, as compared to the linked quarter, was positively impacted by timing of hedge income and lower funding costs. ▪ Noninterest income of $34.6 million, up 44.5% from 3Q18 and up 9.2% over the linked quarter.
Balance Sheet	▪ Total period end assets of $17.9 billion, up $6.1 billion or 51.8% from 3Q18 reflecting the State Bank acquisition in 1Q19 and up $351.9 million or 2.0% from 2Q19. ▪ Loans of $13.6 billion and total deposits of $14.8 billion. Loan to deposit ratio of 92% vs. 94% in 2Q19. ▪ Tangible common equity was $1.9 billion, up 3% from 2Q19. Tangible common equity ratio 10.9% at 3Q19.
Efficiency	▪ Adj. noninterest expenses[1] were $93.3 million in 3Q19, which exclude $1 million of merger costs. ▪ Adj. efficiency ratio[1] of 48.1%, improved from 48.4% in the year ago quarter and 50.0% linked quarter, reflecting steady revenue growth and continued focus on expense discipline.
Credit Quality	▪ Elevated credit resolutions resulted in $31.3 million of net charge-offs or 91 bps of average loans in 3Q19, while adding $43.8 million to the provision during the quarter. ▪ Total NPAs to total loans, OREO and other NPAs of 0.84% as of 3Q19, down from 0.85% in 2Q19 and up from 0.66% in 3Q18. Allowance for credit losses was 0.94% of total loans compared to 0.85% in 2Q19 and 0.91% in 3Q18.

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(1) *Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix.*
(2) *Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%*
(3) *Core deposits are defined as total deposits excluding brokered deposits*

Cadence Bank, N.A. Member FDIC

Third Quarter 2019 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/19 vs. 9/30/18. QoQ represents 9/30/19 vs. 6/30/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Net Income ($mm) Key Profitability Metrics Earnings Per Share Return on Tangible Equity Return on Average Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix GAAP Reporting Basis Adjusted ("Non-GAAP")(1)

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 3.59% 3.64% 3.66% 3.58% 3.55% 4.21% 3.97% 3.94% Net Interest Margin (%)

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Diversified Loan Portfolio (Gross) Total net loans of $13.6 billion were flat QoQ, reflecting management’s intent to moderate loan growth, slowing down restaurant lending and decreasing leveraged lending exposure. New business development remains active, however increased payoffs and paydowns have somewhat offset organic loan origination over the past two quarters. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/19 vs. 9/30/18. QoQ represents 9/30/19 vs. 6/30/19. (2) Period-End Data. Figures may not total due to rounding. 3Q19 Loan Breakdown and Historical Comparison

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Allowance for Credit Losses Rollforward (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Of the 3Q19 net-charge offs totaling $31.3 million, $15 million was on one General C&I (“Gen C&I”), non-SNC credit; of YTD net charge-offs of $50.5 million, $20 million was on the same Gen C&I credit. This loan was fully resolved in October 2019. Other 3Q19 charge-offs include $5.3 million Energy SNC; $4.4 million Restaurant SNC & $3.0 million Gen C&I non-SNC. All three of these credits are in final stages of resolution. Provision in 3Q19 of $43.8 million was related to the charge offs, accounting for ~51% of the total, with the remainder from other specifically reviewed credits and credit migration, including the increase in criticized loans in the quarter. The allowance for credit losses was $127.8 million or 0.94% of total loans at 3Q19, up from 0.85% in 2Q19. NPA%(1) of 0.84% decreased from 0.85% in 2Q19. Criticized loans increased to $572 million for 3Q19 compared to $409 million for 2Q19 with additions driven by credits in General C&I & Energy.

Credit Quality – 3Q19 Commentary 2019 charge-offs have exceeded overall portfolio expectations due primarily to one outlier high-severity loss (non-SNC) credit. 48% of 3Q19 charge-offs related to one credit, accounting for $15 million of the total for the quarter 40% of 2019 year-to-date charge-offs related to this one credit, accounting for $20 million of the total YTD Isolating this one credit, other charge-offs for the year are in line with long-term expectations of 25-30 bps for the portfolio. 2017 & 2018 at 6 bp annual net charge-offs; YTD through 3Q19 at 0.49% Increase in classified assets largely in General C&I No discernable trends or aberrations; approx. 14 credits totaling $115 million Increase in criticized assets largely in General C&I and Energy Energy criticized assets of $99 million are ~50% originated in 2014 or prior, with 3 E&P credits totaling $29 million working to exit Restaurant criticized assets of $112 million include approximately 85% in the Quick Service (QSR) sector Leveraged loans without moderating characteristics down 7% linked quarter to $782 million Technology and Healthcare performing in line with expectations CRE and Mortgage performing in line with historical levels of strong credit results

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth 3Q19 Deposit Breakdown and Comparison Core deposits(2) increased $658 million, or 5% QoQ, while brokered deposits declined $356 million or -41% QoQ. Brokered deposits were down to 3% of total deposits at the end of 3Q19 from 6% in 2Q19 and 8% in 3Q18. Total deposits increased by $1.1 billion or 12% YoY excluding the impact of the State Bank merger. Noninterest-bearing deposits increased $306 million or 9% since 2Q19 and now make up 24% of total deposits. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/19 vs. 9/30/18. QoQ represents 9/30/19 vs. 6/30/19. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit Geography (9/30/19)

Net Interest Margin Highlights (1) Acquired non-credit impaired (“ANCI”) loans NIM, Yields & Costs Net interest margin (tax equivalent) was 3.94% in 3Q19 vs. 3.97% for 2Q19. The 3 bp decline during 3Q19 is related to lower earning asset yields related to the declining rate environment that were not fully offset by the lag in lower deposit costs. Originated loan beta in 3Q19 was 46%; excluding the benefit of our hedging activities, this beta would have been 89% due to the 69% floating nature of our loan portfolio, illustrating the positive impact of the $4 billion notional interest rate collar. Yield on loans declined 10bp during 3Q19 reflecting the negative impact of declining LIBOR & the impact of the 2Q19 sale of higher yielding acquired loans, reduced by the positive impact of our interest rate collar and a modest increase in accretion. Total deposit beta was 34% in 3Q19. Total cost of deposits was 1.32% for 3Q19, improving 7bp from 2Q19. 3Q19 deposit costs were positively impacted by lower brokered deposits, higher NIB balances and lower rates on interest sensitive deposits. In a -100bp interest rate parallel shock scenario, net interest income is modeled to increase 1%, using a 50% total deposit beta assumption. Net Interest Margin (TE) Rollforward(1)

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(1) Total Noninterest Income Growth $ in millions, unless otherwise indicated Total noninterest income of $34.6 million, up $10.7 million or 44.5% from 3Q18, and an increase of $2.9 million or 9.2% from 2Q19. Increases in 3Q19 were led by business volume increases in investment advisory, service charges, credit fees and SBA income. Noninterest income as a percent of operating revenue was 17.8% for 3Q19 and includes the addition of State Bank and new revenue sources. Assets Under Management(2) (1) Figures may not total due to rounding (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF Total Noninterest Income / Operating Revenue 19.6% 16.9% 15.3% 16.5% 17.8%

Expense Management & Operating Leverage Noninterest Expense ($mm) Highlights The adjusted efficiency ratio(1) of 48.1% for 3Q19 is indicative of strong operating efficiency throughout the organization. $27.6 million of merger expenses have been incurred year to date, mainly associated with the closing of the State Bank acquisition on January 1, 2019. Adjusted net income(1) of $44.2 million for the third quarter of 2019, excludes $1.0 million of merger-related expenses associated with the purchase of State Bank and Wealth & Pension. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix GAAP Reporting Basis Adjusted ("Non-GAAP")(1) Net Income ($mm)

Appendix

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Components of Net Income $ in millions Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Capital Ratios

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding.

Criticized Loans by Segment $ in thousands

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.